Exhibit 99.1

First National Bank of the South Opens Rock Hill Loan Production Office

          SPARTANBURG, S.C., March 9 /PRNewswire-FirstCall/ -- First National Bank of the South announced today that it has opened a loan production office in Rock Hill, South Carolina.  The February opening of the Rock Hill loan production office is the first step of the Spartanburg-based bank’s expansion into the Northern Region of South Carolina.  The loan production office is located in Suite 230 of the Anderson Building on Arden Way in Millwood, a mixed-use community just off Herlong Avenue being developed by Tony Berry of the Berry Company and Manchester Associates.

          Rick Manley, Northern Region Executive Officer for First National, is overseeing the bank’s expansion plans in the area, which are projected to include full-service retail and business banking services in the near future.

          Manley stated, “We are excited that we could begin offering business and personal lending services to the Rock Hill market so quickly after the initial announcement of our expansion into York and Lancaster counties in December of last year.  First National has committed significant resources from its corporate headquarters in Spartanburg to support our operations. This support has been integral to us during our start-up phase.”

          Jerry L. Calvert, President and CEO of First National said, “We are very pleased with the progress of our expansion efforts in the Rock Hill area and are fortunate to have such an experienced banker in Rick to lead these efforts.  Adding this fourth loan production office to our existing banking operations in Spartanburg, Charleston, Columbia and Greenville is just another part of our strategic plan to expand First National’s presence throughout South Carolina.”

          Chris Williams has been hired as Vice President and City Executive for Rock Hill and will manage the new loan production office as well as assist Manley with development plans for further expanding the bank’s presence in York County.  Williams has over 12 years of banking experience.

          Rick and his team can be reached at the new Rock Hill loan production office at (803) 980-1666.

          First National’s stock price closed at $19.55 on March 8, 2007.  The bank will celebrate its seventh anniversary on March 27, 2007.

          First National Bancshares, Inc. (Nasdaq: FNSC) is a $465-million asset bank holding company based in Spartanburg, South Carolina. Its stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South.

          First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions. The banking division operates five full-service offices, three in Spartanburg County operating as First National Bank of Spartanburg, and two operating as First National Bank of the South in Mount Pleasant and Greenville.  First National operates loan production offices in Greenville, Columbia, Daniel Island and Rock Hill, South Carolina.  First National has also received approval from the Office of the Comptroller of the Currency to open its sixth full-service branch at 140 East Bay Street in downtown Charleston, South Carolina.

          The small business lending division operates in the Greenville loan production office under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia. First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available online in the Investor Relations section of www.firstnational-online.com.

          Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in our loan quality, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, construction delays and greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

          Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE  First National Bank of the South
          -0-                             03/09/2007
          /CONTACT:  Jerry L. Calvert of First National Bank of the South, +1-864-594-5690, or cell, +1-864-590-8858/